Exhibit (e)

DISTRIBUTION AGREEMENT

AGREEMENT made as of November 13, 2019 between AB CORPORATE SHARES, a Massachusetts business trust (the “Trust”), on behalf of each of its portfolio series (each, a “Fund”), and ALLIANCEBERNSTEIN INVESTMENTS, INC., a Delaware corporation (the “Underwriter”).

WITNESSETH

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as an open-end management investment company and it is in the interest of the Trust to offer its shares for sale continuously;

WHEREAS, the Underwriter is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers;

WHEREAS, the Trust and the Underwriter wish to enter into an agreement with each other with respect to the continuous offering of the Trust’s shares in order to promote the growth of the Trust and facilitate the distribution of its shares;

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Appointment of Underwriter. The Trust hereby appoints the Underwriter as the principal underwriter and distributor of the Trust to sell the public its shares of beneficial interest (the “shares”) and hereby agrees during the term of this Agreement to sell shares to the Underwriter upon the terms and conditions set forth herein.

SECTION 2. Exclusive Nature of Duties. The Underwriter shall be the exclusive representative of the Trust to act as principal underwriter and distributor except that the rights given under this Agreement to the Underwriter shall not apply to shares issued in connection with (a) the merger or consolidation of any other investment company with a Fund, (b) a Fund’s acquisition by purchase or otherwise of all or substantially all of the assets or shares of any other investment company or (c) the reinvestment in shares by a Fund’s shareholders of dividends or other distributions.

SECTION 3. Purchase of Shares from the Trust.

(a)       The Underwriter shall have the right to buy from the Trust the shares needed to fill unconditional orders for shares of the Trust placed with the Underwriter by investors or securities dealers, depository institutions or other financial intermediaries acting as agent for their customers. The price which the Underwriter shall pay for the shares so purchased from the Trust shall be the net asset value, determined as set forth in Section 3(d) hereof, used in determining the public offering price on which such orders are based.

(b)       The shares are to be resold by the Underwriter to investors at the net asset value thereof, determined as set forth in Section 3(d) hereof.

(c)       Reserved.

(d)       The net asset value of shares of the Trust shall be determined by the Trust, or any agent of the Trust, as of the close of regular trading on the New York Stock Exchange on each business day in accordance with the method set forth in the Prospectus and Statement of Additional Information of the Trust (the “Prospectus” and “Statement of Additional Information,” respectively) under the Securities Act of 1933, as amended (the “Securities Act”), and guidelines established by the Trustees of the Trust.

(e)       The Trust reserves the right to suspend the offering of its shares at any time in the absolute discretion of its Trustees.

(f)       The Trust, or any agent of the Trust designated in writing to the Underwriter by the Trust, shall be promptly advised by the Underwriter of all purchase orders for shares received by the Underwriter. Any order may be rejected by the Trust. The Trust (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Trust (or its agent) of payment thereof, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Underwriter. Payment shall be made to the Trust in New York Clearing House funds. The Underwriter agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

SECTION 4. Repurchase or Redemption of Shares by the Trust.

(a)       Any of the outstanding shares may be tendered for redemption at any time, and the Trust agrees to redeem or repurchase the shares so tendered in accordance with its obligations as set forth in Section 2 of Article VI of its Agreement and Declaration of Trust and in accordance with the applicable provisions set forth in the Prospectus and Statement of Additional Information. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(d) hereof. All payments by the Trust hereunder shall be made in the manner set forth below.

(b)       The Trust (or its agent) shall pay the total amount of the redemption price pursuant to the instructions of the Underwriter in New York Clearing House funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form.

(c)       Redemption of shares of a Fund or payment by a Fund may be suspended at times when the New York Stock Exchange is closed, when trading thereon is closed, when trading thereon is restricted, when an emergency exists as a result of which disposal by such Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of such Fund’s net assets or during any other period when the Securities and Exchange Commission, by order, so permits.

SECTION 5. Distribution Services Fees and Service Fees. The Trust shall pay the Underwriter no fees of any kind for its services hereunder. The Trust understands and agrees, however, that the Underwriter and its affiliates may receive compensation from third parties in connection with the Underwriter’s services hereunder.

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SECTION 6. Duties of the Trust.

(a)       The Trust shall furnish to the Underwriter copies of all information, financial statements and other papers that the Underwriter may reasonably request for use in connection with the distribution of shares of the Trust, and this shall include one certified copy, upon request by the Underwriter, of all financial statements prepared for the Trust by independent public accountants. The Trust shall make available to the Underwriter such number of copies of the Prospectus as the Underwriter shall reasonably request.

(b)       The Trust shall register the shares under the Securities Act, to the end that there will be available for sale such number of shares of each Fund as the Underwriter reasonably may be expected to sell.

(c)       The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of shares of each Fund under the securities laws of such states of the United States or other jurisdictions as the Underwriter and the Trust may approve. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. The Underwriter shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualification.

(d)       The Trust will furnish, in reasonable quantities upon request by the Underwriter, copies of annual and interim reports of the Trust.

SECTION 7. Duties of the Underwriter.

(a)       The Underwriter shall devote reasonable time and effort to effect sales of shares of the Trust, but shall not be obligated to sell any specific number of shares. The services of the Underwriter to the Trust hereunder are not to be deemed exclusive and nothing in this Agreement shall prevent the Underwriter from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

(b)       In selling shares of the Trust, the Underwriter shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Underwriter, any selected dealer, any selected agent nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Trust’s Registration Statement (the “Registration Statement”), as amended from time to time, under the Securities Act and the Investment Company Act or the Prospectus and Statement of Additional Information or any sales literature specifically approved in writing by the Trust.

(c)       The Underwriter shall adopt and follow procedures, as approved by the officers of the Trust, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the Financial Industry Regulatory Authority (“FINRA”), as such requirements may from time to time exist.

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SECTION 8. Selected Dealer and Agent Agreements.

(a)       The Underwriter shall have the right to enter into selected dealer agreements with securities dealers of its choice (“selected dealers”) and selected agent agreements with depository institutions and other financial intermediaries of its choice (“selected agents”) for the sale of shares; provided, that the Trust shall approve the forms of agreements with selected dealers and selected agents and shall evidence such approval by filing said forms and amendments thereto as exhibits to its Registration Statement. Shares sold to selected dealers or through selected agents shall be for resale by such selected dealers and selected agents only at the public offering price set forth in the Prospectus and Statement of Additional Information.

(b)       Within the United States, the Underwriter shall offer and sell shares only to such selected dealers as are members in good standing of FINRA.

SECTION 9. Payment of Expenses. During the term of this Agreement, the Underwriter will pay all expenses it incurs in connection with its obligations under this Agreement, except any expenses that are paid by a party other than the Trust under the terms of any other agreement to which the Trust is a party or a third-party beneficiary. The Underwriter assumes and shall pay for maintaining its staff and personnel and shall, at its own expense, provide the equipment, office space and facilities necessary to perform its obligations under this Agreement. The Underwriter will not, under the terms of this Agreement, bear the following expenses (although the Underwriter or affiliates of the Underwriter may bear some of all of these expenses under one or more other agreements):

(a)       Expenses of the Trust’s independent public accountants;

(b)       Expenses of the Trust’s transfer agent(s), registrar, dividend disbursing agent(s) and shareholder recordkeeping services;

(c)       Expenses of the Trust’s custodian, including any recordkeeping services provided by the custodian;

(d)       Expenses relating to obtaining quotations for calculating the value of each Fund’s net assets;

(e)       Expenses relating to the preparation of such reports and other materials as may reasonably be requested by the Trust’s Trustees;

(f)       Expenses relating to the maintenance of the Trust’s tax records;

(g)       Expenses, including expenses relating to the procurement of legal services, incident to meetings of the Trust’s shareholders, the preparation and mailing of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust’s existence and qualification to do business and the registration of shares with federal and state securities authorities;

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(h)       Fees and expenses of Trustees and officers of the Trust, and the fees and expenses of any legal counsel or any other persons engaged by such persons in connection with the discharge of their duties as Trustees or officers;

(i)       Costs of printing certificates representing shares of the Trust;

(j)       The Trust’s pro rata portion of the fidelity bond required by Section 17(g) of the Act or other insurance premiums; and

(k)       Association membership dues.

(l)       Taxes, if any, levied against the Trust or any of its Funds;

(m)       Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for any of the Funds;

(n)       Costs, including any interest expenses, of borrowing money;

(o)       Extraordinary expenses, including extraordinary legal expenses and expenses incurred in connection with litigation, proceedings, or other claims and/or the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors and agents with respect thereto; and

(p)       Organizational and offering expenses of the Trust and the Funds to the extent authorized by the Trust’s Board of Trustees, and any other expenses that are capitalized in accordance with generally accepted accounting principles.

SECTION 10. Indemnification.

(a)       The Trust agrees to indemnify, defend and hold the Underwriter, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter or any such controlling person may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Trust’s Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect the Underwriter against any liability to the Trust or its security holders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Underwriter’s reckless disregard of its obligations and duties under this Agreement. The Trust’s agreement to indemnify the Underwriter and any such controlling person as aforesaid is expressly conditioned upon the Trust’s being notified of the commencement of any action brought against the Underwriter or any such controlling person, such notification to be given by letter or by

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telegram addressed to the Trust at its principal office in New York, New York, and sent to the Trust by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure to so notify the Trust of the commencement of any such action shall not relieve the Trust from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this Section 10. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by the Trust and approved by the Underwriter. In the event the Trust does not elect to assume the defense of any such suit and retain counsel of good standing approved by the Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in case the Trust does not elect to assume the defense of any such suit, or in case the Underwriter does not approve of counsel chosen by the Trust, the Trust will reimburse the Underwriter or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Underwriter or such persons. The indemnification agreement contained in this Section 10 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person and shall survive the sale of any of the Trust’s shares made pursuant to subscriptions obtained by the Underwriter. This agreement of indemnity will inure exclusively to the benefit of the Underwriter, to the benefit of its successors and assigns, and to the benefit of any controlling persons and their successors and assigns. The Trust agrees promptly to notify the Underwriter of the commencement of any litigation or proceeding against the Trust in connection with the issue and sale of any of its shares.

(b)       The Underwriter agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees, or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers, Trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter or any affiliate thereof to the Trust for use in its Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Securities Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or Statement of Additional Information or necessary to make such information not misleading. The Underwriter’s agreement to indemnify the Trust, its officers and Trustees, and any such controlling person as aforesaid is expressly conditioned upon the Underwriter being notified of the commencement of any action brought against the Trust, its officers or Trustees or any such controlling person, such notification to be given by letter or telegram addressed to the Underwriter at its principal office in New York, and sent to the Underwriter by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Underwriter of the commencement of any such action shall not relieve the Underwriter from

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any liability which it may have to the Trust, to its officers and Trustees, or to such controlling person by reason of any such untrue statement or omission on the part of the Underwriter otherwise than on account of the indemnity agreement contained in this Section 10. The Underwriter shall have a right to control the defense of such action, with counsel of good standing of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on its part, and in any other event the Underwriter and the Trust, and their officers and directors and Trustees, and such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The indemnification agreement contained in this Section 10 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, its several officers and Trustees or any controlling person and shall survive the sale of any of the Trust’s shares made pursuant to subscriptions obtained by the Underwriter. This agreement of indemnity will inure exclusively to the benefit of the Trust, to the benefit of its successors and assigns, and to the benefit of any of the Trust’s officers, Trustees or controlling persons and their successors and assigns. The Underwriter agrees promptly to notify the Trust of the commencement of any litigation or proceeding against the Underwriter in connection with the issue and sale of any of the Trust’s shares.

SECTION 11. Notification by the Trust.

The Trust agrees to advise the Underwriter immediately:

(a)       of any request by the Securities and Exchange Commission for amendments to the Trust’s Registration Statement, Prospectus or Statement of Additional Information or for additional information;

(b)       in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Trust’s Registration Statement, Prospectus or Statement of Additional Information or the initiation of any proceeding for that purpose;

(c)       of the happening of any material event which makes untrue any statement made in the Trust’s Registration Statement, Prospectus or Statement of Additional Information or which requires the making of a change in any one thereof in order to make the statements therein not misleading; and

(d)       of all actions of the Securities and Exchange Commission with respect to any amendments to the Trust’s Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the Securities and Exchange commission under the Securities Act.

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SECTION 12. Term of Agreement.

(a)       This Agreement shall become effective on the date hereof and shall continue in effect for a term of one year, and continue in effect thereafter with respect to each Fund; provided, however, that such continuance is specifically approved at least annually by the Trustees of the Fund or by vote of the holders of a majority of the outstanding voting securities (as defined in the Investment Company Act) of that Fund, and, in either case, by a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as trustees of the Fund); provided further, however, that if the continuation of this Agreement is not approved as to any Fund, the Underwriter may continue to render to such Fund the services described herein in the manner and to the extent permitted by the Investment Company Act and the rules and regulations thereunder. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof. This Agreement may be terminated (i) by the Trust with respect to any Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of such Fund, or by a vote of a majority of the Trustees of the Fund who are not interested persons, as defined in the Investment Company Act, of the Fund (other than as trustees of the Fund), in any such event on sixty days’ written notice to the Underwriter; or (ii) by the Underwriter with respect to any Fund on sixty days’ written notice to the Trust.

(b)       This Agreement may be amended at any time with the approval of the Trustees of the Trust, provided that any material amendments of the terms hereof will become effective only upon approval as provided in the first proviso of the first sentence of Section 12(a) hereof.

SECTION 13. No Assignment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms “transfer,” “assignment,” and “sale” as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

SECTION 14. Notices. Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if sent by registered mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by such other party to the party giving notice, and unless and until changed pursuant to the foregoing provisions hereof addressed to the Trust or the Underwriter.

SECTION 15. Governing Law. The provisions of this Agreement shall be, to the extent applicable, construed and interpreted in accordance with the laws of the State of New York.

SECTION 16. Notice. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding

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upon any of the Trustees or shareholders individually but are binding only upon the assets and property of each of the respective Funds.

SECTION 17. Separate Agreements. The Trust, on behalf of each Fund, shall be deemed to have entered into a wholly separate Agreement relating exclusively to each such Fund. Any amendment to or termination of this Agreement explicitly relating to one or more Funds shall have no effect on, and shall not be considered to amend or terminate this Agreement with respect to, any other Fund.

IN WITNESS WHEREOF, the parties have executed this Distribution Agreement as of the date first set forth above.

AB CORPORATE SHARES

By:	/s/ Stephen J. Laffey
	Name:	Stephen J. Laffey
	Title:	Assistant Secretary

ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ Emilie D. Wrapp
	Name:	Emilie D. Wrapp
	Title:	Senior Vice President, Assistance Secretary and Assistant General Counsel

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